As filed with the United States Securities and Exchange Commission on March 17, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CENTURY THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	84-2040295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3675 Market Street

Philadelphia, Pennsylvania 19104

(267) 817-5790
(Address, including zip code, of principal executive offices)

CENTURY THERAPEUTICS, INC. 2021 EQUITY INCENTIVE PLAN

CENTURY THERAPEUTICS, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Osvaldo Flores, Ph.D.

President and Chief Executive Officer

Century Therapeutics, Inc.

3675 Market Street

Philadelphia, Pennsylvania 19104

(267) 817-5790
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Rachael M. Bushey
Jennifer Porter
Pepper Hamilton LLP
3000 Two Logan Square
Philadelphia, Pennsylvania 19103
(215) 981-4331

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of (i) registering an additional 2,750,276 shares of common stock, $0.0001 par value per share (the “Common Stock”), of Century Therapeutics, Inc. (the “Registrant”) that were added to the shares authorized for issuance under the Century Therapeutics, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) and (ii) registering an additional 550,055 shares of Common Stock that were added to the shares authorized for issuance under the Century Therapeutics, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”), for which a Registration Statement on Form S-8 relating to the same employee benefit plans is effective.

The Registrant previously filed a Registration Statement on Form S-8 (File Nos. 333-257644) with the Securities and Exchange Commission (the “Commission”) to register 5,640,711 shares of Common Stock and 564,071 shares of Common Stock that were authorized for issuance under the 2021 Plan and the 2021 ESPP, respectively. Upon the effectiveness of this Registration Statement, an aggregate of 8,390,987 shares of Common Stock and 1,114,126 shares of Common Stock will be registered for issuance from time to time under the 2021 Plan and 2021 ESPP, respectively. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-257644) filed with the Commission on July 2, 2021 are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statement are presented herein.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The information specified in Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I will be delivered to the participants in the 2021 Plan and the 2021 ESPP as required by Rule 428(b)(1) under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents of the Registrant, filed or to be filed with the Commission, are incorporated by reference in this Registration Statement as of their respective dates:

(a)                 The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 17, 2022;

(b)                the Registrant’s Current Reports on Form 8-K filed with the Commission on January 10, 2022 and January 13, 2022;

(c)                 the description of the Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on June 14, 2021 (File No. 001-40498), together with any amendment thereto filed with the Commission for the purpose of updating such description;

(d)                the Registrant’s Current Reports on Form 8-K filed with the Commission on January 10, 2022 and January 13, 2022; and

(e)                 All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Description of Exhibit

4.1	Second Amended and Restated Certificate of Incorporation of Century Therapeutics, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-40498) filed on June 25, 2021)

4.2	Amended and Restated Bylaws of Century Therapeutics, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-40498) filed on June 25, 2021)

5.1*	Opinion of Troutman Pepper Hamilton Sanders LLP as to the legality of the securities being registered

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm for Century Therapeutics, Inc.

23.2*	Consent of Troutman Pepper Hamilton Sanders LLP (contained in Exhibit 5.1)

24.1*	Powers of Attorney (included on the signature page of the Registration Statement)

99.1	Century Therapeutics, Inc. 2021 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-1/A (File No. 333-256648) filed on June 14, 2021)

99.2	Form of Stock Option Grant Notice and Award Agreement, under the 2021 Plan (incorporated herein by reference to Exhibit 10.13 to the Company’s Registration Statement on Form S-1 (File No. 333-256648) filed on May 28, 2021)

99.3	Form of Restricted Stock Unit Grant Notice and Award Agreement, under the 2021 Plan (incorporated herein by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-1 (File No. 333-256648) filed on May 28, 2021)

99.4	Century Therapeutics, Inc. 2021 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-1/A (File No. 333-256648) filed on May 28, 2021)

107*	Calculation of Registration Fees

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, Commonwealth of Pennsylvania, on this 17th day of March, 2022.

CENTURY THERAPEUTICS, INC.

By:	/s/ Osvaldo Flores, Ph.D.
Osvaldo Flores, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Osvaldo Flores, Ph.D. and Michael Diem, M.D., and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments thereto) under the Securities Act increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Osvaldo Flores, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 17, 2022
Osvaldo Flores, Ph.D.

/s/ Michael Diem, M.D.	Chief Business Officer (Principal Financial Officer)	March 17, 2022
Michael Diem, M.D.

/s/ Joseph Jimenez		March 17, 2022
Joseph Jimenez	Chairman, Board of Directors

/s/ Kimberly Blackwell, M.D.		March 17, 2022
Kimberly Blackwell, M.D.	Director

/s/ Cynthia Butitta		March 17, 2022
Cynthia Butitta	Director

/s/ Eli Casdin		March 17, 2022
Eli Casdin	Director

/s/ Alessandro Riva, M.D.		March 17, 2022
Alessandro Riva, M.D.	Director

/s/ Carlo Rizzuto, Ph.D.		March 17, 2022
Carlo Rizzuto, Ph.D.	Director